      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2002

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                         OIL STATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                   DELAWARE                                      76-0476605
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                                CINDY B. TAYLOR
                               THREE ALLEN CENTER
                          333 CLAY STREET, SUITE 3640
                              HOUSTON, TEXAS 77002
                                 (713) 652-0582
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                         PROPOSED         PROPOSED MAXIMUM        AMOUNT OF
   TITLE OF EACH CLASS OF         AMOUNT TO BE       MAXIMUM OFFERING        AGGREGATE           REGISTRATION
 SECURITIES TO BE REGISTERED       REGISTERED       PRICE PER SHARE(1)   OFFERING PRICE(1)           FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock.................   8,050,000 shares          $11.63            $93,621,500             $8,614
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales price reported by the New York Stock Exchange on May 15, 2002.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 20, 2002

PROSPECTUS

                                8,050,000 SHARES

                         OIL STATES INTERNATIONAL, INC.

                                  COMMON STOCK

     This prospectus relates to the offer and sale from time to time of up to 8,050,000 shares of our common stock for the account of the selling stockholders identified on page 7 of this prospectus. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

     Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol "OIS." On May 17, 2002, the last reported sale price of our common stock on the NYSE was $11.73 per share.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this prospectus is           , 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    i
Where You Can Find More Information.........................   ii
Cautionary Statement Regarding Forward-Looking Statements...  iii
Oil States International, Inc. .............................    1
Use of Proceeds.............................................    1
Description of Capital Stock................................    1
Selling Stockholders........................................    7
Plan of Distribution........................................    7
Experts.....................................................    9
Legal Matters...............................................    9

                             ABOUT THIS PROSPECTUS

     This prospectus constitutes part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933 utilizing the "shelf" registration or continuous offering process. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not issue these securities in any jurisdiction where such issuance is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the cover page or earlier dates as specified herein. Our business, financial condition, results of operations and prospects may have changed since those dates.

     This prospectus provides you with a general description of the common stock that will be issued pursuant to this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC (File No. 1-16337). You may read and copy any documents that are filed at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address. Please call the SEC at 1-800-SEC-0330 for further information.

     Our filings are also available to the public through:

     - the SEC web site at http://www.sec.gov; and

     - The New York Stock Exchange 20 Broad Street New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with it, which information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 filed prior to the termination of this offering:

     - our quarterly report on Form 10-Q for the three months ended March 31, 2002 filed with the SEC on May 15, 2002;

     - our annual report on Form 10-K for the year ended December 31, 2001 filed with the SEC on March 4, 2002; and

     - the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 6, 2001 and any amendment to such registration statement or any other report that we may file in the future for the purpose of updating such description.

     We will provide without charge a copy of these filings, other than any exhibits (unless the exhibits are specifically incorporated by reference into this prospectus). You may request your copy by writing us at the following address or telephoning the following number:

         Oil States International, Inc.
         Three Allen Center
         333 Clay Street, Suite 3460
         Houston, Texas 77002
         Attention: Cindy B. Taylor
         (713) 652-0582

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     We include the following cautionary statement to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by us, or on our behalf. The factors identified in this cautionary statement are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf. Such statements are "forward-looking statements." You can typically identify forward-looking statements by the use of forward-looking words such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "potential," "plan," "forecast," and other similar words. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results. The differences between assumed facts or bases and actual results can be material, depending upon the circumstances.

     Where, in any forward-looking statement, we, or our management, express an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking this into account, the following are identified as important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, our company:

     - fluctuations in the prices of oil and gas;

     - the level of drilling activity;

     - general economic conditions;

     - our ability to find and retain skilled personnel;

     - the availability of capital; and

     - the other factors identified under the captions "Risks Related to Oil States' Business Generally" and "Risks Related to Oil States' Operations" in our annual report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference herein.

                         OIL STATES INTERNATIONAL, INC.

     We are a leading provider of specialty products and services to oil and gas drilling and production companies throughout the world. We focus our business and operations in a substantial number of the world's most active and fastest growing oil and gas producing regions, including the Gulf of Mexico, Canada, West Africa, the Middle East, South America and Southeast Asia. Our customers include many of the major and independent oil and gas companies and other oilfield service companies. We operate in three principal business segments, offshore products, tubular services and well site services, and have established a leadership position in each.

     Concurrently with the completion of our initial public offering in February 2001, Oil States International, Inc. combined with HWC Energy Services, Inc. ("HWC"), Sooner Inc. ("Sooner") and PTI Group, Inc. ("PTI") in a transaction that we refer to as the "Combination." Prior to our initial public offering and the Combination, SCF-III, L.P. owned a majority interest in Oil States, HWC and PTI, and SCF-IV, L.P. owned a majority interest in Sooner. SCF-III, L.P. and SCF-IV, L.P. are private equity funds that focus on investments in the energy industry. We refer to SCF-III, L.P. and SCF-IV, L.P. collectively as "SCF." Unless we have indicated otherwise, or the context otherwise requires, references to "Oil States," "we," "us" and "our" or similar terms are to Oil States International, Inc. and its subsidiaries following the Combination.

     The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us and our business segments you should refer to the information described under the caption "Where You Can Find More Information."

     Our principal executive offices are located at Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002. Our telephone number at that address is (713) 652-0582.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 200,000,000 shares of common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share, of which one share has been designated as "special preferred voting stock." At May 14, 2002, we had 48,345,882 shares of common stock, including up to 1,329,564 shares of our common stock issuable upon exchange of the exchangeable shares, and one share of special preferred voting stock issued and outstanding.

COMMON STOCK

     Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock. Subject to the rights and preferences of any preferred stock that we may issue in the future, the holders of common stock are entitled to receive:

     - dividends as may be declared by our board of directors; and

     - all of our assets available for distribution to our common stockholders in liquidation, pro rata, based on the number of shares held.

     There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. As of May 15, 2002, there were 83 holders of record of our common stock.

PREFERRED STOCK

     Subject to the provisions of our certificate of incorporation and legal limitations, our board of directors has the authority, without further vote or action by the stockholders:

     - to issue up to 25,000,000 shares of preferred stock in one or more series; and

     - to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of the common stock.

Other than the share of special preferred voting stock issued in connection with the Combination as described below in "Special Preferred Voting Stock," as of May 14, 2002, there are no shares of preferred stock outstanding, and we have no present plans to issue any other preferred stock.

     The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. The issuance of shares of preferred stock may discourage third-party bids for our common stock or may otherwise adversely affect the market price of the common stock. In addition, the preferred stock may enable our board of directors to make more difficult or to discourage attempts to obtain control of our company through a hostile tender offer, proxy contest, merger or otherwise, or to make changes in our management.

EXCHANGEABLE SHARES

     In the Combination, the outstanding common shares of PTI held by Canadian residents were exchanged for exchangeable shares issued by PTI HoldCo. The exchangeable shares may generally be exchanged at any time at the option of the holders for our common stock on a share-for-share basis subject to adjustment in the case of alterations to our common stock, plus the amount of any declared but unpaid dividends on our common stock. As of May 14, 2002, there are 1,329,564 exchangeable shares outstanding, which are exchangeable for a total of 1,329,564 shares of our common stock. The following is a summary of the principal terms and rights of the exchangeable shares which affect us and the holders of our common stock.

     Holders of exchangeable shares are entitled to:

     - receive dividends equal to the dividends paid by us on shares of our common stock;

     - provide directions to the holder of our special preferred voting stock as to the manner in which the special preferred voting stock should be voted on any matter on which holders of our common stock are entitled to vote. See "-- Special Preferred Voting Stock" below.

Subject to applicable law, exchangeable shares will be exchanged for shares of our common stock on a share-for-share basis, plus an amount equal to all declared and unpaid dividends on such exchangeable shares, whenever:

     - the holders of exchangeable shares request us or PTI HoldCo to exchange or redeem their exchangeable shares;

     - PTI HoldCo is liquidated, dissolved or wound-up;

     - PTI HoldCo becomes insolvent or bankrupt, has a receiver appointed or a similar event occurs;

     - we become involved in voluntary or involuntary liquidation, dissolution or winding-up proceedings;

     - PTI HoldCo elects to redeem all of the exchangeable shares, provided the request is made after the fifth anniversary of the closing of the offering;

     - PTI HoldCo elects to redeem all of the exchangeable shares, provided the request is made after either the third anniversary of the closing of the offering and the number of outstanding exchangeable shares is less than 10% of the number outstanding upon the closing of the Combination or the fourth anniversary of the closing of the offering and the number of outstanding exchangeable shares is less than 20% of the number outstanding upon the closing of the Combination;

     - a change of control transaction occurs and the board of directors of PTI HoldCo determines in good faith and in its sole discretion that it is not reasonable to substantially replicate the terms and conditions of the exchangeable shares in connection with the change of control transaction and that redemption of all of the outstanding exchangeable shares is commercially or legally necessary to enable the completion of the change of control transaction;

     - the holders of exchangeable shares fail to pass a resolution regarding any matter on which they are entitled to vote as shareholders of PTI HoldCo and which has been proposed by the board of directors of PTI HoldCo, other than any resolution to amend the exchangeable share provisions, the support agreement or the voting and exchange trust agreement; or

     - the holders of the exchangeable shares fail to take any action required to approve or disapprove any change to their rights if the approval or disapproval of such change would be required to maintain the economic or legal equivalence of the exchangeable shares and our common stock.

Whenever a holder of exchangeable shares has the right to require PTI HoldCo to redeem the holder's exchangeable shares or whenever PTI HoldCo has the right or is required to redeem the outstanding exchangeable shares, the exchangeable shares to be redeemed will be subject to the overriding right of our company or 3045843 Nova Scotia Company, one of our wholly owned Canadian subsidiaries, to purchase such exchangeable shares. The consideration to be paid by us or 3045843 Nova Scotia Company, as the case may be, will be identical to the consideration to be paid by PTI HoldCo upon any such redemption. We expect to exercise the overriding right to purchase the exchangeable shares whenever it arises.

     Unless we take action to ensure that the holders of exchangeable shares receive an equivalent economic benefit, and subject to applicable law, we may not:

     - issue or distribute assets, debt instruments or shares of, or securities convertible into, our common stock to the holders of the then outstanding shares of our common stock;

     - effect a forward or reverse stock split or similar transaction;

     - effect a merger, reorganization, consolidation or other transaction involving or affecting our common stock; or

     - reclassify or otherwise change our common stock.

     In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting our common stock, we must use reasonable efforts to take all actions necessary or desirable to enable holders of exchangeable shares to participate in the transaction to the same extent and on an economically equivalent basis as the holders of our common stock. We have also agreed to take various actions to protect the rights of the holders of the exchangeable shares to receive the same dividends as are paid on our common stock and to exchange shares of our common stock for exchangeable shares.

SPECIAL PREFERRED VOTING STOCK

     In connection with the acquisition of PTI, our board of directors authorized a class of preferred stock, referred to as "special preferred voting stock," consisting of one share. The special preferred voting stock was issued to Computershare Trust Company of Canada, which holds the share as trustee for the benefit of the holders of the exchangeable shares described above. Except as otherwise required by law or our certificate of incorporation:

     - the special preferred voting stock is entitled to the number of votes attached to the number of shares of our common stock issuable upon the exchange of all the outstanding exchangeable shares;

     - each holder of exchangeable shares is able to direct the trustee to vote that number of votes that are attached to the number of shares of OSI common stock issuable upon the exchange of the exchangeable shares held by that holder;

     - the special preferred voting stock may be voted in the election of directors and on all other matters submitted to a vote of our common stockholders; and

     - the holder of the special preferred voting stock is not entitled to receive dividends.

     In the event of any liquidation, dissolution or winding up of our company, the holder of the special preferred voting stock will not be entitled to any of our assets available for distribution to stockholders. We may redeem the special preferred voting stock for a nominal amount when:

     - the special preferred voting stock has no votes attached to it because there are no exchangeable shares outstanding that are not owned by us or our subsidiaries; and

     - there are no shares of stock, debt, options or other agreements that could give rise to the issuance of any additional exchangeable shares to any person other than us or any of our subsidiaries.

ANTI-TAKEOVER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

     Our certificate of incorporation and bylaws contain several provisions that could delay or make more difficult the acquisition of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

  WRITTEN CONSENT OF STOCKHOLDERS

     Our certificate of incorporation provides that, on and after the date when SCF ceases to own a majority of the shares of our outstanding securities entitled to vote in the election of directors, any action by our stockholders must be taken at an annual or special meeting of stockholders, and stockholders cannot act by written consent. Until that date, any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by the written consent of stockholders owning the minimum number of shares required to approve the action.

  SPECIAL MEETINGS OF STOCKHOLDERS

     Subject to the rights of the holders of any series of preferred stock, our bylaws provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by the resolution of a majority of our board of directors.

  ADVANCE NOTICE PROCEDURE FOR DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS

     Our bylaws provide that adequate notice must be given to nominate candidates for election as directors or to make proposals for consideration at annual meetings of stockholders. Notice of a stockholder's intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

     - for an election to be held at the annual meeting of stockholders, not later than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders unless the date of the annual meeting is more than 30 or less than 60 calendar days after such anniversary date, in which case such notice must be received not later than the later of (1) 120 calendar days prior to the annual meeting or (2) 10 calendar days following the public announcement of the annual meeting; and

     - for an election to be held at a special meeting of stockholders, not later than the later of (1) 120 calendar days prior to the special meeting or (2) 10 calendar days following the public announcement of the special meeting.

     Notice of a stockholder's intent to raise business at an annual meeting must be received at our principal executive offices not later than 120 calendar days prior to the anniversary date of the preceding annual meeting of stockholders.

     These procedures may operate to limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors and the consideration of any transaction that could result in a change in control and that may result in a premium to our stockholders.

CLASSIFIED BOARD OF DIRECTORS

     Our certificate of incorporation divides our directors into three classes serving staggered three-year terms. As a result, stockholders will elect approximately one-third of the board of directors each year. This provision, when coupled with the provision of our restated certificate of incorporation authorizing only the board of directors to fill vacant or newly created directorships or increase the size of the board of directors and the provision providing that directors may only be removed for cause, may deter a stockholder from gaining control of our board of directors by removing incumbent directors or increasing the number of directorships and simultaneously filling the vacancies or newly created directorships with its own nominees.

RENOUNCEMENT OF BUSINESS OPPORTUNITIES

     Our certificate of incorporation provides that, as long as SCF and its affiliates other than our company continue to own at least 20% of our common stock, we renounce any interest or expectancy in any business opportunity or other matter in which any member of the SCF group participates or desires or seeks to participate and that involves any aspect of the energy equipment or services business or industry except as described below. No member of the SCF group, including any officer, director, employee or other agent of SCF or any affiliate of SCF who serves as a director of our company (an "SCF director nominee"), has any obligation to communicate or offer any renounced opportunity to us and may pursue the opportunity as that entity or individual sees fit, unless:

     - it was presented to an SCF director nominee solely in that person's capacity as a director of our company and no other member of the SCF group independently received notice of or otherwise identified such opportunity; or

     - the opportunity was identified solely through the disclosure of information by or on behalf of our company.

The "SCF group" includes SCF, any affiliate of SCF (other than our company), any SCF director nominee and portfolio companies in which SCF has an investment (other than our company).

     Thus, for example, SCF and its affiliates, including SCF director nominees, may pursue opportunities in the oilfield services industry for their own account or present such opportunities to SCF's other portfolio companies. Our certificate of incorporation provides that SCF and its affiliates have no obligation to offer such opportunities to us, even if the failure to provide such opportunity would have a competitive impact on us.

     These provisions of our certificate of incorporation may be amended only by an affirmative vote of holders of at least 80% of our outstanding common stock.

AMENDMENT OF THE BYLAWS

     Our board of directors may amend or repeal the bylaws and adopt new bylaws. The holders of common stock may amend or repeal the bylaws and adopt new bylaws by a majority vote.

LIMITATION OF LIABILITY OF OFFICERS AND DIRECTORS

     Our directors will not be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

     - for any breach of the duty of loyalty to our company or our stockholders;

     - for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

     - for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

     - for any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

DELAWARE TAKEOVER STATUTE

     Under the terms of our certificate of incorporation and as permitted under Delaware law, we have elected not to be subject to Delaware's anti-takeover law in order to give our significant stockholders, including SCF, greater flexibility in transferring their shares of our common stock. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With the approval of our stockholders, we may amend our certificate of incorporation in the future to become governed by the anti-takeover law. This provision would then have an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. By opting out of the Delaware anti-takeover law, a transferee of SCF could pursue a takeover transaction that was not approved by our board of directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Mellon Investor Services LLC, and its telephone number is (800) 635-9270.

                              SELLING STOCKHOLDERS

     The following table sets forth information with respect to the number of shares of our common stock beneficially owned by the selling stockholders listed below before and after this offering, assuming the sale of all shares offered under this prospectus. The information in the table below is current as of the date of this prospectus. The percentage ownership is based on shares of common stock outstanding as of May 14, 2002.

                                    SHARES BENEFICIALLY                     SHARES BENEFICIALLY
                                  OWNED PRIOR TO OFFERING       SHARES      OWNED AFTER OFFERING
                                  ------------------------      BEING       --------------------
SELLING STOCKHOLDER                  NUMBER       PERCENT      OFFERED        NUMBER     PERCENT
-------------------               ------------   ---------   ------------   ----------   -------
SCF-III, L.P.(1)................   21,825,275      45.1%      4,942,324     16,882,951    34.9%
SCF-IV, L.P.(1).................    8,645,085      17.9%      1,957,676      6,687,409    13.8%
812375 Alberta Ltd.(2)..........    1,739,209       3.6%      1,150,000        589,209     1.2%

---------------
(1) L.E. Simmons, the chairman of our board of directors, is the sole owner of L.E. Simmons & Associates, Incorporated, the ultimate general partner of SCF-III, L.P. and SCF-IV, L.P. Prior to this offering, SCF-III, L.P. and SCF-IV, L.P. together own approximately 63.0% of our outstanding common stock. Prior to the Combination, SCF-III, L.P. and SCF-IV, L.P. together owned a majority of the outstanding common stock of each of Oil States, HWC, Sooner and PTI and engaged in certain transactions with Oil States, HWC, Sooner and PTI, including the acquisition of their debt and equity securities.
(2) Prior to the Combination, 812375 Alberta Ltd. held approximately 18.9% of the common shares of PTI and had the right to appoint one member of PTI's board of directors.

                              PLAN OF DISTRIBUTION

     Shares may be sold or distributed from time to time by the selling stockholders. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The selling stockholders may accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

     The selling stockholders may offer their shares at various times in one or more of the following transactions:

     - in underwritten transactions;

     - in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

     - in transactions involving cross or block trades or otherwise on the New York Stock Exchange;

     - in transactions "at the market" to or through market makers in our common stock or into an existing market for the common stock;

     - in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

     - through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

     - in privately negotiated transactions;

     - in transactions to cover short sales; or

     - in a combination of any of the foregoing transactions.

The selling stockholders also may sell their shares in accordance with Rule 144 under the Securities Act of 1933 or in other transactions exempt from the registration requirements of the Securities Act of 1933.

     From time to time, the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of their secured obligations, the pledged or secured parties may offer and sell the shares from time to time by this prospectus. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by the selling stockholders will decrease as and when they transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

     The selling stockholders may sell short the common stock. The selling stockholders may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales. The selling stockholders may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholders, including positions assumed in connection with distributions of the shares by such broker-dealers. The selling stockholders also may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, the selling stockholders may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholders of the secured obligation, may sell or otherwise transfer the pledged shares.

     The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares of whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor the selling stockholders can presently estimate the amount of such compensation.

     If the selling stockholders sell shares in an underwritten offering, the underwriters may acquire the shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions, and the underwriters will be obligated to purchase all of the shares specified in the supplement if they purchase any of the shares.

     We have informed the selling stockholders that during such time as they may be engaged in a distribution of the shares they are required to comply with Regulation M under the Securities Exchange Act of 1934. With exceptions, Regulation M prohibits the selling stockholders, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

     We have informed the selling stockholders that they are legally required to deliver copies of this prospectus in connection with any sale of securities registered hereunder in accordance with applicable prospectus delivery requirements.

     We will bear the expenses relating to this offering, other than any underwriting fees, discounts and commissions, any capital gains, income or transfer taxes, any out-of-pocket expenses of the selling stockholders (with certain exceptions) or the fees and disbursements of counsel for any underwriters.

     We have agreed to indemnify the selling stockholders and their respective controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933. We will not receive any of the proceeds from the sale by the selling stockholders of the shares offered by this prospectus.

     In order to comply with certain state securities laws, if applicable, the shares offered by this document will not be sold in a particular state unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with, and, if so required, will only be sold in that state through registered or licensed brokers or dealers.

     The shares of common stock originally issued by us to the selling stockholders bear legends as to their restricted transferability. Upon the effectiveness of the registration statement of which this prospectus is a part, and the transfer by the selling stockholders of any of the shares pursuant thereto, new certificates representing those shares will be issued to the transferee, free of any such legends unless otherwise required by law.

                                    EXPERTS

     The consolidated balance sheet of Oil States International, Inc. as of December 31, 2001 and the combined balance sheet as of December 31, 2000, and the related consolidated and combined statement of operations, stockholders' equity and cash flows for the year ended December 31, 2001 and the combined statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000, incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, the consolidated balance sheets of PTI Group Inc., as of December 31, 2000, and the related consolidated statement of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000, included in the combined financial statements of Oil States International, Inc. as of such date and of such period have been audited by PriceWaterhouseCoopers LLP, independent auditors, and the consolidated balance sheet of Oil States International, Inc., as of December 31, 1999, and the related consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 1999, included in the combined financial statements of Oil States International, Inc. as of such date and for such period have been audited by Arthur Andersen LLP, independent auditors, each as set forth in their respective reports thereon incorporated by reference herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under
Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                 LEGAL MATTERS

     The validity of the shares of common stock offered pursuant to this prospectus has been passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses of issuance and distribution to be borne by Oil States International, Inc. (the "Company"). All amounts are estimates except the SEC registration fee.

SEC filing fee..............................................  $  8,614
Printing expenses...........................................   100,000
Legal fees and expenses.....................................    75,000
Accounting fees and expenses................................    75,000
Miscellaneous...............................................    16,386
                                                              --------
       TOTAL................................................  $275,000
                                                              ========

The foregoing does not include New York Stock Exchange listing fees that were paid in connection with the Company's initial public offering in February 2001.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Company's certificate of incorporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company.

     As permitted by the DGCL, the certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

     In addition, we have entered into indemnity agreements with our directors and executive officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The form of these indemnity agreements is filed as Exhibit 10.14 to Amendment No. 4 to the Company's Registration Statement on Form S-1 (File No. 333-43400) filed with the SEC on January 19, 2001.

     The U.S. and international purchase agreements that we entered into in connection with our initial public offering contain certain provisions for the indemnification against certain civil liabilities under the Securities Act of our directors, certain of our officers, the selling stockholders and any person who controls us within the meaning of Section 15 of the Securities Act or
Section 20 of the Securities and Exchange Act of 1934. Forms of these purchase agreements are filed as Exhibits 1.1 and 1.2 to Amendment No. 5 to the Company's Registration Statement on Form S-1 (File No. 333-43400) filed with the SEC on February 6, 2001. We expect that any purchase agreements that we may enter into in connection with the offering of the shares included in this registration statement will contain similar provisions.

ITEM 16.  EXHIBITS

     The following documents are filed as exhibits to this registration statement:

EXHIBITS
--------
   5.1*    --   Opinion of Vinson & Elkins L.L.P.
  10.1     --   First Amendment to Amended and Restated Registration Rights
                Agreement, dated as of May 17, 2002, by and among Oil States
                International, Inc., SCF-III, L.P. and SCF-IV, L.P.
  23.1     --   Consent of Ernst & Young LLP
  23.2     --   Consent of PricewaterhouseCoopers LLP (Edmonton, Alberta)
  23.3     --   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
  24.1     --   Power of Attorney for Directors

---------------

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Oil States International Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Oil States International, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 17th day of May, 2002.

                                          OIL STATES INTERNATIONAL, INC.

                                          By:      /s/ CINDY B. TAYLOR
                                            ------------------------------------
                                                     Cindy B. Taylor
                                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Oil States International, Inc. in the capacities indicated on May 17, 2002.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

              /s/ DOUGLAS E. SWANSON                  President, Chief Executive Officer and Director
    -----------------------------------------                  (Principal Executive Officer)
                Douglas E. Swanson


               /s/ CINDY B. TAYLOR                                Chief Financial Officer
    -----------------------------------------                  (Principal Financial Officer)
                 Cindy B. Taylor


              /s/ ROBERT W. HAMPTON                       Vice President -- Finance and Accounting
    -----------------------------------------                  (Principal Accounting Officer)
                Robert W. Hampton


                /s/ L. E. SIMMONS*                                 Chairman of the Board
    -----------------------------------------
                   L.E. Simmons


               /s/ MARTIN LAMBERT*                                        Director
    -----------------------------------------
                  Martin Lambert


                /s/ MARK G. PAPA*                                         Director
    -----------------------------------------
                   Mark G. Papa


              /s/ GARY L. ROSENTHAL*                                      Director
    -----------------------------------------
                Gary L. Rosenthal


               /s/ ANDREW L. WAITE*                                       Director
    -----------------------------------------
                 Andrew L. Waite

                    SIGNATURE                                              TITLE
                    ---------                                              -----

              /s/ STEPHEN A. WELLS*                                       Director
    -----------------------------------------
                 Stephen A. Wells


 *By:              /s/ CINDY B. TAYLOR
        -----------------------------------------
                     Cindy B. Taylor,
             pursuant to a Power Of Attorney
              filed as Exhibit 24.1 to this
                 Registration Statement.

                               INDEX TO EXHIBITS

EXHIBITS
--------
   5.1*    --   Opinion of Vinson & Elkins L.L.P.
  10.1     --   First Amendment to Amended and Restated Registration Rights
                Agreement, dated as of May 17, 2002, by and among Oil States
                International, Inc., SCF-III, L.P. and SCF-IV, L.P.
  23.1     --   Consent of Ernst & Young LLP
  23.2     --   Consent of PricewaterhouseCoopers LLP (Edmonton, Alberta)
  23.3     --   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
  24.1     --   Power of Attorney for Directors

---------------

* To be filed by amendment.